SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Criticare Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable

(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable

(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: Not Applicable

(2)	Form, Schedule or Registration Statement No.: Not Applicable

(3)	Filing Party: Not Applicable

(4)	Date Filed: Not Applicable

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Criticare Systems, Inc. will be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, on Friday, December 3, 2004 at 4:00 p.m., local time, for the following purposes:

1.    To elect one director to serve for a three-year term.

2.    To ratify the appointment of BDO Seidman, LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending June 30, 2005.

3.    To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on October 19, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

By Order of the Board of Directors

Joel D. Knudson,

Secretary

Waukesha, Wisconsin

October 28, 2004

CRITICARE SYSTEMS, INC.

20925 Crossroads Circle, Suite 100

Waukesha, Wisconsin 53186

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Criticare Systems, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, at 4:00 p.m., local time, on Friday, December 3, 2004, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of proxy is being made on or about October 28, 2004.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election of the nominee listed in the enclosed proxy as a director of the Company; and (2) in FAVOR of the ratification of BDO Seidman, LLP as the Company’s independent registered auditors for the 2005 fiscal year.

Only holders of the Company’s common stock, par value $0.04 per share (the “Common Stock”), whose names appear of record on the books of the Company at the close of business on October 19, 2004 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 11,453,498 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. The election of the director requires the affirmative vote of the holders of a plurality of the shares represented, in person or by proxy, at the meeting and the ratification of the Company’s independent registered auditors requires the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the director is elected or the appointment of independent registered auditors is ratified.

ELECTION OF DIRECTORS

Pursuant to the authority contained in the By-Laws of the Company, the Board of Directors has established the number of directors of the Company at five. The Company’s By-Laws provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The term of one director expires at the Annual Meeting. Accordingly, the Board of Directors has nominated for re-election as a director Higgins D. Bailey to serve a term of three years, until the 2007 Annual Meeting of Stockholders. Proxies cannot be voted for more than one candidate for director.

The directorship of Jeffrey T. Barnes is connected with the investment in the Company pursuant to the terms of a Purchase Agreement, dated as of October 17, 2000, among the Company, Oxford Bioscience Partners III L.P., Oxford Bioscience Partners (Bermuda) III Limited Partnership and mRNA Fund L.P.

As indicated below, the person nominated by the Board of Directors is an incumbent director. The Company anticipates that the nominee will be a candidate when the election is held. However, if for any reason the nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a proxy withholds authority with respect to the election of a director).

The Board of Directors recommends that stockholders vote in FAVOR of the election of Higgins D. Bailey as a director of the Company.

Name, Age, Principal Occupation for Past Five Years and Directorships	Age	Director Since	Present Term Ends
Nominee For Election as a Director

Higgins D. Bailey, Ed.D.	74	2000	2004 Annual Meeting

Dr. Bailey has served as Chairman of the Board of the Company since May 2003. Dr. Bailey has served as Chairman of the Board of Entropin, Inc., a development-stage pharmaceutical company, since September 1991. Dr. Bailey has been the business manager of the Thomas T. Anderson law firm, located in Indio, California, since September 1991.

Other Directors

Jeffrey T. Barnes	50	2000	2005 Annual Meeting

Mr. Barnes has been a partner of Oxford Bioscience, a venture capital company, since October 1999. From February 1997 to October 1999, Mr. Barnes served as a Principal of Robertson Stephens, an investment banking firm.

N.C. Joseph Lai, Ph.D.	62	1984	2005 Annual Meeting

Dr. Lai has served as Executive Chairman of BioForm, Inc., a company that produces special medical devices, since December 2002. From June 1999 to December 2002, Dr. Lai served as President and Chief Executive Officer of BioForm, Inc. Dr. Lai was a co-founder of the Company and served as Vice Chairman of its Board and as an officer from the Company’s inception in October 1984 until November 1998.

Emil H. Soika	66	1998	2006 Annual Meeting

Mr. Soika has served as President and Chief Executive Officer of the Company since November 1998. From November 1995 to September 1998, Mr. Soika served as Vice President and General Manager of Spacelabs Medical, a medical monitoring and clinical information systems company.

Stephen K. Tannenbaum	53	2001	2006 Annual Meeting

Mr. Tannenbaum has served as the President of Tannenbaum & Company, PC, a certified public accounting firm located in Denver, Colorado, since September 1994.

DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors held four meetings during the Company’s fiscal year ended June 30, 2004. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors upon which they served.

The members of the Audit Committee are Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai and Stephen K. Tannenbaum (Chairman). The Audit Committee met four times during the fiscal year ended June 30, 2004. The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered auditors’ qualifications and independence and (4) the performance of the Company’s internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent registered auditors, and is an “audit committee” for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 5.

The Board’s Compensation Committee is comprised of Dr. Higgins D. Bailey (Chairman) and Stephen K. Tannenbaum. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of executive officers and makes appropriate recommendations to the Board of Directors, administers and oversees the Company’s stock plans and prepares on an annual basis a report on executive compensation. The Compensation Committee met one time during the fiscal year ended June 30, 2004.

The Board’s Nominating and Corporate Governance Committee is comprised of Dr. Higgins D. Bailey (Chairman) and Stephen K. Tannenbaum. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee was formed and its members were appointed on October 18, 2004.

CORPORATE GOVERNANCE MATTERS

Director Independence

On October 18, 2004, the Company’s Board of Directors reviewed the independence of its directors under the applicable standards of the American Stock Exchange. Based on this review, the Board of Directors determined that each of Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai and Stephen K. Tannenbaum is independent under those standards. These independent directors constitute a majority of the directors of the Company.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. The Company has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.csiusa.com. Based on the review described under “Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the American Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the Company’s Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Stockholders and the Board of Directors

The Company has placed on its web site located at www.csiusa.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of the Company’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

The Company has adopted a Code of Business Ethics that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Company’s corporate web site which is located at www.csiusa.com. The Company also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described above under “Corporate Governance Matters—Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the American Stock Exchange and the rules of the SEC. The duties and responsibilities of the Company’s Audit Committee are set forth in the Audit Committee Charter, which has previously been adopted by the Board of Directors and which is attached hereto as Appendix A.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2004 with the Company’s management and with the Company’s independent registered auditors;

•	discussed with the Company’s independent registered auditors the matters required to be discussed by SAS 61, as modified or supplemented (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Company’s independent registered auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) and has discussed with its independent registered auditors its independence.

Based on such review and discussions with management and the independent registered auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the SEC.

AUDIT COMMITTEE:

Stephen K. Tannenbaum (Chairman)

Dr. Higgins D. Bailey

Dr. N.C. Joseph Lai

Fees of Independent Auditors

The following table summarizes the fees the Company was billed for audit and nonaudit services rendered by the Company’s independent auditors during fiscal 2004 and 2003:

Service Type	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$185,459	$178,037
Audit-related Fees	—	—
Tax Fees (2)	18,800	7,850
All Other Fees	—	—

Total Fees Billed	$204,259	$185,887

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended June 30, 2004 and June 30, 2003; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.
(2)	Consists of fees for tax advisory services in connection with preparation of the Company’s federal and state tax returns and I.R.S. audit.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of BDO Seidman, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent registered auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered auditors.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent registered auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Stephen K. Tannenbaum, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
Emil H. Soika	66	President, Chief Executive Officer and Director
Drew M. Diaz	41	Vice President-Worldwide Sales
Michael T. Larsen	45	Vice President-Quality Control/Quality Assurance
Joseph P. Lester	54	Vice President and General Manager
Deborah A. Zane	50	Vice President-Marketing and Business Development
Joel D. Knudson	39	Vice President-Finance and Secretary

The term of office and past business experience of Mr. Soika are described above under “Election of Directors.”

Mr. Diaz was promoted from Director of International Sales to Vice President-International Sales in May 1997 and was most recently promoted to Vice President-Worldwide Sales in January 2002.

Mr. Larsen has served as Vice President-Quality Control/Quality Assurance since September 1990.

Mr. Lester was promoted to Vice President and General Manager in October 2000 and joined the Company as Vice President-Operations in January 2000. Prior to joining the Company, Mr. Lester was Vice President-Operations for Siemens Medical Systems, Inc., a medical device company, from April 1997 to January 2000.

Ms. Zane has served as Vice President-Marketing and Business Development of the Company since September 2001. From March 1999 to September 2001, Ms. Zane served in various marketing positions for the Company.

Mr. Knudson has served as Vice President-Finance and Secretary of the Company since September 2004. Mr. Knudson was the Company’s Controller from February 2004 to September 2004. Prior to joining the Company, Mr. Knudson was the Controller for S.K. Williams Co., a metal finishing company, from November 2002 to February 2004 and, prior to that, was the Controller for Anguil Environmental Systems, Inc., a manufacturer of pollution control systems, from November 1994 until October 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of initial beneficial ownership on Form 3 and reports of changes in beneficial ownership on Forms 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2004 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Dr. Bailey filed a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, Mr. Soika filed a Form 4 report on March 5, 2004 to report the exercise of a common stock option on February 25, 2004 and a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, Ms. Zane filed a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, Mr. Diaz filed a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, Mr. Larsen filed a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, Mr. Lester filed a Form 4 report on February 20, 2004 to report the exercise of a common stock option on February 17, 2004 and a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004, and Mr. Sallmann filed a Form 4 report on May 12, 2004 to report the grant of a common stock option on March 15, 2004 and a Form 4 report on June 14, 2004 to report the grant of a common stock option on June 7, 2004.

COMPENSATION OF DIRECTORS

Effective January 1, 2001, directors of the Company receive an annual fee of $12,000 and the Chairman of the Board, currently Dr. Higgins D. Bailey, receives an annual fee of $15,000. In addition, directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. During fiscal 2004, the Company granted an option to purchase 10,000 shares of Common Stock at an exercise price of $3.05 per share to Dr. Bailey. This option expires on June 7, 2014.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the three fiscal years ended June 30, 2004 awarded to or earned by the person who served as Chief Executive Officer during fiscal 2004, the four other most highly compensated executive officers of the Company in fiscal 2004 (one of whose employment terminated after June 30, 2004) and one other former executive officer. The persons listed below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary($)		Bonus ($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options/SARs (#)
Emil H. Soika, President and Chief Executive Officer	2004 2003 2002	225,000 206,250 180,000		25,000 25,000 —	1,349 1,349 1,349	50,000 — —	14,213 12,725 14,173	(3) (3) (3)

Drew M. Diaz, Vice President—Worldwide Sales	2004 2003 2002	269,205 262,267 220,178	(4) (4) (4)	— — 10,000	1,640 1,640 1,640	40,000 14,000 —	5,960 6,425 5,639	(5) (5) (5)

Joseph P. Lester, Vice President and General Manager	2004 2003 2002	140,000 134,167 120,000		22,870 2,495 —	6,000 1,089 1,089	25,000 50,000 —	3,584 3,308 7,103	(6) (6) (6)

Stephen D. Okland, Former Vice President—Domestic Sales (7)	2004 2003 2002	239,063 229,252 178,409	(8) (8) (8)	— 20,274 67,252	5,500 6,000 6,000	— — —	7,073 6,456 5,620	(9) (9) (9)

Michael J. Sallmann, Former Vice President—Finance and Secretary (10)	2004 2003 2002	141,667 123,958 111,604		25,000 — —	6,000 6,000 6,000	75,000 50,000 —	2,880 3,156 1,246	(11) (11) (11)

Deborah A. Zane, Vice President—Marketing and Business Development	2004 2003 2002	164,852 178,273 163,936	(12) (12) (12)	— 20,000 30,000	6,000 5,400 4,800	35,000 10,000 —	3,870 4,720 3,904	(13) (13) (13)

(1)	Bonus payments to Messrs. Soika, Diaz, Sallmann and Lester and Ms. Zane were made in the discretion of the Company.
(2)	The amounts for Ms. Zane, Mr. Sallmann, Mr. Okland and Mr. Lester, solely with respect to fiscal 2004, represent automobile allowance payments and all other amounts represent the compensation recognized for the personal use of an automobile leased by the Company.
(3)	For fiscal 2004, represents $2,213 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika and $12,000 of fees for services as a director of the Company. For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika and $12,000 of fees for services as a director of the Company. For fiscal 2002, represents $573 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Soika, $1,600 paid by the Company for tax services rendered to Mr. Soika and $12,000 of fees for services as a director of the Company.
(4)

For fiscal 2004, represents a fixed salary of $110,000 paid by the Company to Mr. Diaz, and commissions of $159,205 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2003, represents a fixed salary of $110,378 paid by the Company to Mr. Diaz, and commissions of $151,889 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company. For fiscal 2002, represents a fixed salary of $98,333 paid by the Company to Mr. Diaz, and commissions of $121,845 paid by the Company to Mr. Diaz based on a percentage of certain sales by the Company.

(5)	For fiscal year 2004, represents $1,800 paid by the Company for tax services rendered to Mr. Diaz, $160 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal 2003, represents $1,700 paid by the Company for tax services rendered to Mr. Diaz, $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Diaz. For fiscal year 2002, represents $1,750 paid by the Company for tax services rendered to Mr. Diaz, $489 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Diaz, and $3,400 of Company contributions to the 401(k) plan on behalf of Mr. Diaz.
(6)	For fiscal 2004, represents $484 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, and $3,100 of Company contributions to the 401(k) plan on behalf of Mr. Lester. For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester and $2,588 of Company contributions to the 401(k) plan on behalf of Mr. Lester. For fiscal 2002, represents $523 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lester, $2,428 of Company contributions to the 401(k) plan on behalf of Mr. Lester and $4,152 of temporary living expenses paid on behalf of Mr. Lester.
(7)	Mr. Okland passed away on June 5, 2004.
(8)	For fiscal 2004, represents a fixed salary of $86,250 paid by the Company to Mr. Okland, and commissions of $152,813 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company. For fiscal 2003, represents a fixed salary of $90,000 paid by the Company to Mr. Okland, and commissions of $139,252 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company. For fiscal 2002, represents a fixed salary of $90,000 paid by the Company to Mr. Okland, and commissions of $88,409 paid by the Company to Mr. Okland based on a percentage of certain domestic sales by the Company.
(9)	For fiscal 2004, represents $1,344 premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Okland and $1,729 paid in lieu of vacation. For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $4,000 of Company contributions to the 401(k) plan on behalf of Mr. Okland and $1,731 paid in lieu of vacation. For fiscal 2002, represents $489 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $3,400 of Company contributions to the 401(k) plan on behalf of Mr. Okland and $1,731 paid in lieu of vacation.
(10)	Mr. Sallmann’s employment with the Company terminated on August 19, 2004.
(11)	For fiscal 2004, represents $160 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Sallmann, and $2,720 of Company contributions to the 401(k) plan on behalf of Mr. Sallmann. For fiscal 2003, represents $725 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Sallmann and $2,431 of Company contributions to the 401(k) plan on behalf of Mr. Sallmann. For fiscal 2002, represents $86 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Sallmann and $1,160 of Company contributions to the 401(k) plan on behalf of Mr. Sallmann.
(12)	For fiscal 2004, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $44,852 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2003, represents a fixed salary of $120,000 paid by the Company to Ms. Zane, and commissions of $58,273 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company. For fiscal 2002, represents a fixed salary of $111,667 paid by the Company to Ms. Zane, and commissions of $52,269 paid by the Company to Ms. Zane based on a percentage of certain sales by the Company.

(13)	For fiscal 2004, represents $336 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,534 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2003, represents $720 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $4,000 of Company contributions to the 401(k) plan on behalf of Ms. Zane. For fiscal 2002, represents $504 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Ms. Zane, and $3,400 of Company contributions to the 401(k) plan on behalf of Ms. Zane.

Employment Agreements

On June 1, 1999, the Company entered into an employment agreement with Stephen D. Okland, former Vice President-Domestic Sales, and Drew M. Diaz, Vice President-Worldwide Sales; effective June 26, 2001, the Company entered into an amended and restated employment agreement with Emil H. Soika, President, Chief Executive Officer and Director; and, effective May 18, 2000, the Company entered into an employment agreement with Joseph P. Lester, Vice President and General Manager. The agreements provide, respectively, that Mr. Soika will receive a base salary of at least $180,000 per year, and Mr. Okland, Mr. Diaz and Mr. Lester will continue to receive their respective current compensation, with an annual review of the compensation within 30 days prior to the end of each fiscal year. Mr. Soika is eligible to participate in a cash bonus program and each of Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester is entitled to receive health and life insurance coverage and disability insurance. The Company may terminate Mr. Soika’s, Mr. Okland’s, Mr. Diaz’s or Mr. Lester’s respective employment at any time and any of Mr. Soika, Mr. Okland, Mr. Diaz or Mr. Lester may resign at any time. If the Company terminates their employment without cause at any time either prior to or after a change in control of the Company, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, Mr. Okland is entitled to receive payment of $18,750 per month and his other employee benefits for 24 months, and Mr. Diaz and Mr. Lester are each entitled to receive payment of their then current compensation and their other employee benefits for 12 months, respectively, from the date of termination. If Mr. Soika’s, Mr. Okland’s, Mr. Diaz’s or Mr. Lester’s employment is terminated for any other reason before a change in control of the Company, the terminated employee will not be entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change in control, and Mr. Soika voluntarily terminates his employment for any reason after the change in control, or Mr. Okland, Mr. Diaz or Mr. Lester voluntarily terminates his employment for any reason after completing three months of employment after the change in control, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months, Mr. Okland is entitled to receive payment of $18,750 per month and his other employee benefits for 24 months, and each of Mr. Diaz and Mr. Lester is entitled to receive payment of his then current compensation and his other employee benefits for 12 months, respectively, after the date of termination, or until Mr. Soika, Mr. Okland, Mr. Diaz or Mr. Lester secures alternative employment, whichever period is shorter. Each of Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester has agreed not to compete with the Company during employment and for a period of 12, 24, 12 and 12 months, respectively, after any voluntary termination of employment or any termination by the Company without cause. Mr. Soika, Mr. Okland, Mr. Diaz and Mr. Lester have each agreed to maintain the confidentiality of the Company’s financial statements and other financial information.

Mr. Okland passed away on June 5, 2004 and, accordingly, his employment agreement has terminated.

Stock Option Plans

On November 14, 2003, the Company adopted the 2003 Stock Option Plan (the “2003 Plan”). Pursuant to the adoption of the 2003 Plan, no new stock options can be granted under the stock option plans which existed prior to the approval of the 2003 Plan (collectively, the “Old Plans”), although the Company may regrant existing stock options under the Old Plans to extend the term of such stock options. The 2003 Plan provides for the grant to directors, officers and employees of the Company and to other persons who provide services to the Company options covering shares of Common Stock. The 2003 Plan is administered by the Compensation Committee of the Board of Directors which has discretion to select optionees, designate the number of shares to be covered by each option, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the options. The exercise price of options granted under the 2003 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant.

The Company has reserved 430,000 shares of Common Stock for issuance under the 2003 Plan, subject to adjustment for certain dilutive events. At the end of fiscal 2004, options to purchase 383,000 shares were outstanding under the 2003 Plan and options to purchase 1,046,895 shares were outstanding under the Old Plans. During fiscal 2004, options were granted to purchase 383,000 shares of Common Stock under the 2003 Plan at an average per share exercise price of $3.16 (all options were granted at no less than the market price on the grant dates) and options to purchase 31,000 shares of Common Stock were granted or regranted under the Old Plans at an average per share exercise price of $3.53 per share. In addition, during fiscal 2004, no options to purchase shares of Common Stock were canceled under the 2003 Plan and options to purchase 39,750 shares of Common Stock at an average per share exercise price of $3.21 were canceled under the Old Plans and no options to purchase shares of Common Stock were exercised under the 2003 Plan and options to purchase 370,725 shares of Common Stock at an average exercise price per share of $1.66 were exercised under the Old Plans. A total of 47,000 shares of Common Stock remain available for future grants under the 2003 Plan.

The following table provides certain information regarding stock options granted to the named executive officers of the Company during the fiscal year ended June 30, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term($) (3)
							5%	10%
Emil H. Soika	50,000	(1)	12.7%		3.05	June 7, 2014	95,906	243,046

Drew M. Diaz	40,000	(1)	10.2%		3.05	June 7, 2014	76,725	194,437

Joseph P. Lester	25,000	(1)	6.3%		3.05	June 7, 2014	47,953	121,523

Michael J. Sallmann	50,000 25,000	(2) (1)	12.7 6.3	% %	3.75 3.05	March 15, 2014 June 7, 2014	117,918 47,953	298,827 121,523

Deborah A. Zane	35,000	(1)	8.9%		3.05	June 7, 2014	67,135	170,132

Stephen D. Okland	—		—		—	—	—	—

(1)	These options vest over a four-year period: one-quarter of the shares vest on each of June 7, 2005, June 7, 2006, June 7, 2007 and June 7, 2008.
(2)	This option vests over a four-year period: one-quarter of the shares vest on each of March 15, 2005, March 15, 2006, March 15, 2007 and March 15, 2008.
(3)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock.

The following table shows the fiscal year-end value of unexercised options held by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES*

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (Exercisable/Unexercisable)
Emil H. Soika	200,000	440,250	150,000 / 100,000	52,275 / 17,425
Drew M. Diaz	34,000	78,200	76,500 / 57,500	63,405 / 11,975
Joseph P. Lester	41,975	78,247	61,250 / 81,250	23,950 / 18,188
Michael J. Sallmann	—	—	50,000 / 125,000	2,125 / 4,375
Deborah A. Zane	30,000	60,341	52,500 / 52,500	40,313 / 9,238
Stephen D. Okland	—	—	0 / 0	0 / 0

*	No SARs are outstanding.
(1)	Value realized equals the market value of the common stock on the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise.

Retirement Plan

Effective April 1, 1991, the Company adopted a 401(k) plan, which covers substantially all employees who have completed three months of employment. Under the plan, eligible employees can contribute up to 15% of pre-tax compensation for investment in a trust under the plan. The Company matches 50% of the first 4% of employee contributions made, subject to annual approval by the Board of Directors. Employee contributions, within certain limitations, are considered tax deferred under the provisions of section 401(k) of the Internal Revenue Code. Withdrawals of tax deferred amounts may be made upon termination of employment or earlier in the event of certain defined hardship situations. Contributions made or accrued for named executive officers are included under the “All Other Compensation” column in the Summary Compensation Table.

Other than the 401(k) plan, the Company does not maintain any pension, profit sharing, retirement or similar plans.

COMPENSATION COMMITTEE REPORT

The objectives of the Company’s compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company’s business goals and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive’s potential compensation to Company performance.

The key elements of the Company’s executive compensation program consist of fixed compensation, in the form of base salary, and variable compensation, which is more directly tied to Company performance, through stock option awards, sales commissions and bonuses. In determining each element of compensation to be awarded to an executive officer, the Compensation Committee considers the executive’s overall benefit package as well as the executive’s responsibilities and experience. The Compensation Committee also considers the competitive marketplace for executive talent, including, to the extent possible, a comparison to compensation packages for executives with similar levels of experience and responsibility at other companies. In fixing the stock option grants, the Committee considers the current stock holdings of each eligible officer, their responsibilities and historical and anticipated future contributions to the Company’s performance. The Committee believes that selective grants of stock options promote a commonality of interest between the Company’s officers and its stockholders by giving the Company’s officers added incentives to maximize the Company’s stock price.

During fiscal 2004, the Compensation Committee reviewed the compensation package of Mr. Soika, the Company’s President and Chief Executive Officer. During fiscal 2004, Mr. Soika received a base salary of $225,000 in accordance with a review of Mr. Soika’s compensation undertaken by the Compensation Committee in fiscal 2003. Mr. Soika was awarded stock options under the 2003 Plan in fiscal 2004 based on a determination that was the same for all other participants in the 2003 Plan.

COMPENSATION COMMITTEE:

Dr. Higgins D. Bailey (Chairman)

Stephen K. Tannenbaum

STOCK PERFORMANCE

The following table tracks the value of $100 invested on June 30, 1999 in the Company’s Common Stock compared to the change in the S&P 500 Index and the Nasdaq Composite Index. The chart shows that $100 invested five years ago in the Common Stock was worth $145 at June 30, 2004 compared to $83 for the S&P 500 and $76 for the Nasdaq Composite Index:

CRITICARE SYSTEMS, INC.

STOCK PERFORMANCE COMPARED TO THE

S&P 500 AND THE NASDAQ INDEX

	S&P 500	Nasdaq	Criticare
June 30, 1999	100	100	100
June 30, 2000	106	149	114
June 30, 2001	89	80	209
June 29, 2002	72	54	194
June 28, 2003	71	60	152
June 30, 2004	83	76	145

The following graph presents, for a five-year period, the cumulative total stockholder return of the Company, the Standard & Poor’s 500 Index and the Nasdaq Composite Index. Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends.

SECURITY OWNERSHIP

The following table sets forth information with respect to beneficial ownership of the Common Stock as of August 31, 2004 by (a) each director of the Company, (b) each named executive officer, (c) each person known to the Company to own beneficially more than 5% of the Common Stock; and (d) all directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 31, 2004 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists the applicable percentage ownership based on 11,453,498 shares outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percent
Higgins D. Bailey	15,000	(2)	*
Jeffrey T. Barnes	1,821,273	(3)	15.9
N.C. Joseph Lai, Ph.D.	359,710	(4)	3.1
Emil H. Soika	203,403	(5)	1.8
Stephen K. Tannenbaum	10,000	(6)	*
Drew M. Diaz	78,914	(7)	*
Joseph P. Lester	61,250	(8)	*
Michael J. Sallmann	50,000	(9)	*
Deborah A. Zane	52,500	(10)	*
Stephen D. Okland	—	(11)	—
Entities affiliated with Oxford Bioscience Partners	1,786,273	(12)	15.6
All directors and executive officers as a group (10 persons)	2,692,050	(13)	22.6

*	Less than 1%
(1)	Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186; the address of Mr. Barnes and Oxford Bioscience Partners is 222 Berkeley Street, Suite 1650, Boston, Massachusetts 02116-3733; the address of Dr. Lai is W302 N6117 Spence Road, Hartland, WI 53029; the address of Mr. Tannenbaum is 4155 East Jewell Avenue, Suite 610, Denver, CO 80222; and the address of Dr. Bailey is 102 Celano Circle, Palm Desert, CA 92211.
(2)	Consists of 15,000 shares which Mr. Bailey has the right to acquire under currently exercisable options.
(3)	Includes 20,000 shares owned directly by Mr. Barnes and 15,000 shares which Mr. Barnes has the right to acquire under currently exercisable options. Also includes 1,431,317 shares held of record by Oxford Bioscience Partners III L.P.; 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P.; 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership; and 16,993 shares held of record by mRNA Fund L.P. Mr. Barnes may be deemed to share beneficial ownership of these shares, and he disclaims such beneficial ownership except to the extent of his pecuniary interest in such shares.
(4)	Consists of 149,290 shares owned directly by Dr. Lai, 5,420 shares which Dr. Lai has the right to acquire under currently exercisable options; 116,000 shares owned of record by Helen Lai, Dr. Lai’s wife; 85,000 shares owned by a trust of which Dr. Lai and his wife are trustees; and 4,000 shares owned by the Lai Family Foundation.
(5)	Consists of 52,000 shares owned directly by Mr. Soika, 150,000 shares which Mr. Soika has the right to acquire under currently exercisable options and 1,403 shares in Mr. Soika’s account under the Criticare Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).

(6)	Consists of 10,000 shares which Mr. Tannenbaum has the right to acquire under currently exercisable options.
(7)	Consists of 76,500 shares which Mr. Diaz has the right to acquire under currently exercisable options and 2,414 shares in Mr. Diaz’s account under the Purchase Plan.
(8)	Consists of 61,250 shares which Mr. Lester has the right to acquire under currently exercisable options.
(9)	Consists of 50,000 shares which Mr. Sallmann has the right to acquire under currently exercisable options. Mr. Sallmann’s employment with the Company terminated August 19, 2004.
(10)	Consists of 52,500 shares which Ms. Zane has the right to acquire under currently exercisable options.
(11)	Mr. Okland passed away on June 5, 2004.
(12)	Oxford Bioscience Partners and related entities (collectively “Oxford”) filed a Schedule 13D dated October 27, 2000, and a Schedule 13D/A dated March 9, 2001, reporting that as of March 9, 2001 it was the beneficial owner of 1,786,273 shares of Common Stock. The shares of Common Stock beneficially owned by Oxford include (i) 1,431,317 shares held of record by Oxford Bioscience Partners III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (ii) 133,970 shares held of record by Oxford Bioscience Partners (Adjunct) III L.P., with shared voting and investment power as to all of such shares (OBP Management III L.P. may be deemed to share voting and investment power as to all of such shares); (iii) 203,993 shares held of record by Oxford Bioscience Partners (Bermuda) III Limited Partnership, with shared voting and investment power as to all of such shares (OBP Management (Bermuda) III Limited Partnership may be deemed to share voting and investment power as to all of such shares); and (iv) 16,993 shares held of record by mRNA Fund L.P., with shared voting and investment power as to all of such shares (mRNA Partners, L.P. may be deemed to share voting and investment power as to all of such shares). Jeffrey T. Barnes, Jonathon J. Fleming, Alan G. Walton and Michael J. Brennan may be deemed to share voting and investment power as to all of the shares held by Oxford, and they disclaim beneficial ownership of such shares.
(13)	Includes 470,670 shares of Common Stock the members of the group have a right to acquire under currently exercisable options and 3,817 shares in the accounts of the members of the group under the Purchase Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has appointed BDO Seidman, LLP as the independent registered accounting firm to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending June 30, 2005. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board will reconsider the appointment. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

PROPOSALS FOR 2005 ANNUAL MEETING

Proposals which stockholders intend to present at the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal offices in Waukesha, Wisconsin, no later than June 30, 2005 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after September 13, 2005 and the Company will not be required to present any such proposal at the 2005 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company’s regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

ANNUAL REPORT

A copy of the 2004 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for fiscal year 2004 will be provided without charge on written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186.

BY ORDER OF THE BOARD OF DIRECTORS

Joel D. Knudson,

Secretary

Waukesha, Wisconsin

October 28, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF CRITICARE SYSTEMS, INC.

PURPOSE:

The Audit Committee is appointed by the Board of Directors to monitor the corporate financial reporting and the internal and external audits of Criticare Systems, Inc. (the “Company”). The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting. The Audit Committee shall assist the Board of Directors with oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

The independent auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement). The Company shall provide the Audit Committee with appropriate funding for payment of compensation, fees and expenses to the independent auditors and to counsel or other advisors that the Audit Committee may deem appropriate to engage.

MEMBERSHIP:

The Audit Committee will consist of at least three members, each of whom shall not be an officer of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of any securities exchange or market on which any securities of the Company are listed for trading. One member of the Audit Committee shall be an “audit committee financial expert” as may be defined by the rules of the Securities and Exchange Commission.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company’s system of internal controls and the Company’s disclosure controls and procedures;

2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3. Reviewing the independent auditors’ proposed audit scope and approach;

4. Reviewing with management and the independent auditors the audited financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit and reviewing the other financial disclosures in the Company’s Form 10-K report, including Management’s Discussion and Analysis of Financial Condition and Results of Operations;

5. Reviewing with management and the independent auditors the Company’s unaudited quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements and reviewing the financial disclosures in the Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations;

6. Approving the appointment of the independent auditors, subject, if applicable, to stockholder ratification;

7 Approving fee arrangements with the independent auditors;

8. Reviewing the performance and qualifications of the independent auditors and reviewing the experience and qualifications of the senior members of the independent auditor team, compliance by the independent auditors with audit partner rotation requirements and the quality control procedures of the independent auditors;

9. Approving in advance the retention of the independent auditor firm for any non-audit service that such firm is not prohibited from performing for the Company and approving the fees for any such service;

10. Ensuring that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and discussing with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors’ independence;

11. Reviewing reports from the independent auditors regarding (a) critical accounting policies used by the Company in its financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles that the independent auditors have discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management;

12. Recommending to the Board of Directors guidelines for hiring of employees of the independent auditor who have been engaged on the Company’s account;

13. Advising the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Insider Trading Compliance Program;

14. Reviewing with management and the independent auditors the effect of any significant regulatory and accounting initiatives;

15. Obtaining from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

16. Meeting at least quarterly with management and the independent auditors in separate executive sessions;

17. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

18. Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments, and the Company’s risk assessment and risk management policies;

19. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

20. Reviewing related party transactions for potential conflicts of interest and approving related party transactions;

21. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the company or its subsidiaries of concerns regarding questionable accounting or auditing matters;

22. Performing other oversight functions as requested by the full Board of Directors;

23. Reviewing and updating the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval;

24. Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee; and

25. Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report regularly to the Board regarding the Committee’s examinations and recommendations.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

REPORTS:

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

CRITICARE SYSTEMS, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. ●

[									]

1.	ELECTION OF DIRECTOR: (term expiring at the 2007 Annual Meeting) Higgins D. Bailey	For O	Withhold O	2.	To ratify the appointment of BDO Seidman, LLP as the company’s independent registered accounting firm for the 2005 fiscal year.		For O	Against O	Abstain O

				3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

				If your address has changed, check the box and indicate changes below:		☐

Date

Signature(s)

If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

<        FOLD AND DETACH HERE        <

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

6940—Criticare Systems, Inc.

PROXY	PROXY

CRITICARE SYSTEMS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Emil H. Soika and Joel D. Knudson, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Criticare Systems, Inc. to be held on December 3, 2004 at 4:00 p.m., local time, at 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, and at any adjournment thereof, there to vote all shares of stock of Criticare Systems, Inc. which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTOR AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

6940—Criticare Systems, Inc.